Exhibit 99.1

SRI Surgical – Strategic Transition

Since 2007, SRI Surgical Express, Inc. (“SRI Surgical”, “SRI”, the “Company”, “we”, “us” or “our”) has been pursuing a turnaround strategy based on four key elements defined as crucial to returning SRI Surgical to profitability:

(1)	Reverse considerable “customer churn” experienced over the preceding periods;

(2)	Expand our sales footprint;

(3)	Identify a channel partner to provide SRI with an exclusive supplier of disposable components for our custom kit product offering; and

(4)	Re-brand the Company as the supplier uniquely capable of delivering the most environmentally favorable solution in this market segment.

These elements were derived from a consulting firm’s external evaluation of our strengths and weaknesses and the healthcare market in which we compete. Our Board of Directors initiated the hiring of this firm and an overall strategic review based on concern with adverse trends in our performance. We determined that a multi-year implementation plan would be needed based on evolving market conditions and the significant changes required to reverse several years of declining performance.

Addressing customer churn. Our tactical strategy to affect “customer churn” called for realigning our sales force into two distinct groups. One group focused on gaining new business, and the other group, with a much larger headcount, focused on managing our day-to-day provision of quality service to our existing customer base and expanding business within that base. We completed this realignment in early 2008.

Expanding the sales footprint. The second strategic element required that we increase the number of sales representatives in the field selling our products and services to new customers, and do this without adding additional upfront expense. Following a year of investigation and negotiation, we signed a five-year exclusive sales and co-marketing agreement with Cardinal Health, the industry leader in the custom kit market. This agreement effectively increases SRI’s direct sales force by enlisting Cardinal’s sales force to sell our products. Execution of the sales and co-marketing agreement occurred in late 2008 with market activities beginning in late 2009. The sales and co-marketing agreement was subsequently restated in February 2010. We believe this arrangement will continue to gain momentum in identified opportunities and sales.

Identifying a channel partner. The third strategic element required that we identify a supplier to provide the breadth of disposable products needed to complement our reusable linen offering and create a more viable and complete solution in this market. While we possessed the capability to manufacture disposable kits, we were not able to produce them efficiently and at competitive pricing levels due to lack of critical mass. We identified the opportunity to partner with Cardinal Health, the national leader in this segment, to supply these components to our legacy customers. We also chose to provide these products in a new format, as the key to leveraging our position as the environmental sustainability supplier of custom kits. Our agreement with Cardinal Health provided SRI with a disposable product supplier and a partner to co-market a new and unique offering known as the Hybrid Preference Pack™. This enabled us to exit our inefficient disposable operation without losing a significant amount of revenue or abandoning key customers.

Re-brand the Company. Successful market penetration is classically a function of clear and focused differentiation of a company’s product and service offering. In implementing these elements of our strategic transition, we identified a need to change our mission statement, value proposition, and market positioning. This re-branding effort required 18 months of methodically changing our approach to our marketplace. Central to our new strategy: developing a marketing plan to position SRI Surgical as the unparalleled leader in environmental sustainability in the operating room. This strategy takes advantage of the original design characteristics of reusable products, the service offering, and our existing capital investment in facilities, operations, and quality reusable products. We sought broad recognition of our operational excellence by third parties and governmental agencies chartered with judging and certifying environmental performance, as opposed to self-professed “green washing”. We changed our marketing materials and marketing and selling strategies to define our corporate mission and value proposition around environmental sustainability. We achieved recognition and credibility across a broad spectrum of organizations including both governmental, such as the Environmental Protection Agency, and non-governmental, such as Practice Greenhealth and Healthcare without Harm. We are now widely recognized as a leader in this space. We accomplished this goal with minimal expense. This effort was central to us establishing credentials needed to secure our channel partner relationship with Cardinal Health, which sought to expand its participation in the emerging environmentally friendly custom kit market segment.

Other developments.

No effective turnaround is possible without specific goals that rationalize our expense and operational base. We embarked on a measured effort to remove inefficiencies and cut expenses without damaging our ability to provide quality products, high levels of customer service, and assurance that we can meet our obligations as a medical device manufacturer. Delivering quality service is absolutely required for us to maintain customers over long-term contractual agreements and renewals, and we recognize that any deterioration in that quality could be devastating to growth.

In early 2010, we signed an additional agreement with Cardinal Health to distribute the Hybrid Preference Pack through its distribution network. The two companies also took needed steps to place the Hybrid Preference PackTM on the Defense Acquisition Performance Assessment (DAPA) listing, making it accessible to Department of Defense facilities around the country, and effectively providing a true environmental solution to government facilities under direction by the federal executive branch to “green” their operations.

We are continuing to aggressively pursue new client opportunities at the individual hospital level, as well as with Group Purchasing Organizations and Integrated Delivery Networks. Over the last three years, we signed several new agreements and renewed existing agreements for reusable surgical linens, basin sets, and instrument trays. Most notable is our new agreement with Kaiser Permanente announced earlier this year that offers an opportunity to expand our business in California.

Today, SRI Surgical is a dramatically different company, with improved operational efficiency, a distribution footprint capable of expanding our service area, a more robust sales force through our relationship with Cardinal Health, and a recognized value proposition for hospitals and surgery centers, including those that desire a proven environmentally sustainable product and service offering for their operating rooms and supply chain.

Forward-Looking Statements

The statements in this document that are not historical, including statements regarding SRI Surgical’s beliefs, expectations, and strategies, constitute “forward looking statements” within the meaning of the federal securities laws. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Important factors that could cause the differences are discussed in SRI Surgical’s reports on Forms 10-Q, 10-K, and 8-K that the Company periodically files with the Securities and Exchange Commission. These factors include SRI Surgical’s sales process and market acceptance of its products and services, SRI Surgical’s capital needs, its dependence on significant customers and suppliers, risks of a new product offering, and the competitive healthcare marketplace. SRI Surgical does not undertake to update any forward-looking statements in this document. Copies of SRI Surgical’s SEC filings, including its annual report on Form 10-K and quarterly reports on Form 10-Q, may be obtained by contacting SRI Surgical’s investor relations department at (813) 891-9550 or at the Investors section of the SRI Surgical Website at www.srisurgical.com.